Exhibit 23.1

17506 Colima Road, Ste 101, Rowland Heights, CA 91748 Tel: +1 (626) 581-0818 Fax: +1 (626) 581-0809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YSX Tech Co., Ltd

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of YSX TECH CO. LTD (the “Company”) of our report dated July 31, 2025, relating to the consolidated financial statements of the Company as of March 31, 2025 and 2024, and the related notes, included in the annual report on Form 20-F of the Company, initially filed with the U.S. Securities and Exchange Commission on July 31, 2025.

Rowland Heights, California

September 29, 2025